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                                                                  EXHIBIT 10.13

                           [IMPERIAL BANK LOGO]

                                   NOTE

$2,000,000.00              SAN DIEGO, California               OCTOBER 10, 1995

On OCTOBER 10, 1998, and as hereinafter provided, for value received, the undersigned promises to pay to IMPERIAL BANK ("Bank"), a California banking corporation, or order, at its SAN DIEGO REGIONAL office, the principal sum of
$                        or such sums up to the maximum if so stated, as the
Bank may now or hereafter advance to or for the benefit of the undersigned in accordance with the terms hereof, together with interest from date of
disbursement or                   , whichever is later, on the unpaid principal
balance / / at the rate of        % per year /X/ at the rate of 2.000% per year
in excess of the rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in such Prime Rate, or $250.00, whichever is greater. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance is outstanding, divided by 350, which shall, for interest computation purposes, be considered on year.

Interest shall be payable  /X/ monthly    / / quarterly    / / included with
principal   /X/ in addition to principal   / /                , beginning    *
          , and if not so paid shall become a part of the principal. All payments shall be applied first to interest, and the remainder, if any, on principal. /x/ (if checked), Principal shall be payable in installments of
$    *     , or more, each installment on the     *     day of each     *    ,
beginning      *      . Advances not to exceed any unpaid balance owing at any
one time equal to the maximum amount specified above, may be made at the option of Bank.

        Any partial prepayment shall be applied to the installments, if any, in inverse order of maturity. Should default be made in the payment of principal or interest when due, or in the performance or observance, when due, of any item, covenant or condition of any deed of trust, security agreement or other agreement (including amendments or extensions thereof) securing or pertaining to this note, at the option of the holder hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall (a) become immediately due and payable, and (b) thereafter bear interest, until paid in full, at the increased rate of 5% per year in excess of the rate provided for above, as it may vary from time to time.

        Defaults shall include, but not be limited to, the failure of the maker(s) to pay principal or interest when due; the filing as to each person obligated hereon, whether as maker, co-maker, endorser or guarantor (individually or collectively referred to as the "Obligor") of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act; the issuance of any attachment or execution against any asset of any Obligor; the death of any Obligor; or any deterioration of the financial condition of any Obligor which results in the holder hereof considering itself, in good faith, insecure.

/ / If any installment payment or principal balance payment due hereunder is delinquent ten or more days, Obligor agrees to pay a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the holder of this note to accept payment of any installment past due or less than the total unpaid principal balance after maturity.

        If this note is not paid when due, each Obligor promises to pay all costs and expenses of collection and reasonable attorney's fees incurred by the holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed hereon. Each Obligor shall be jointly and severally liable hereon and consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity; consents to the acceptance, release or substitution of security for this note; and waives demand and protest and the right to assert any statute of limitations. Any married person who signs this note agrees that recourse may be had against separate property for any obligations hereunder. The indebtedness evidenced hereby shall be payable in lawful money of the United States, in any action brought under or arising out of this note, each Obligor, including successor(s) or assign(s) hereby consents to the application of California law, to the jurisdiction of any competent court within the State of California, and to service of process by any means authorized by California law.

        No single or partial exercise of any power hereunder, or under any deed of trust, security agreement or other agreement in connection herewith shall preclude other or further exercises thereof or the exercise of any other such power. The holder hereof shall at all times have the right to proceed against any portion of the security for this note in such order and in such manner as such holder may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of the holder hereof in exercising any right hereunder, or under any deed of trust, security agreement or other agreement, shall not operate as a waiver of such right, or of any other right, under this note or any deed of trust, security agreement or other agreement in connection herewith.


*SEE ATTACHED ADDENDUM
                                          INLAND CASINO CORPORATION


Initial Here: /s/ L.D.S.                  BY: /s/ L. DONALD SPEER, II
-------------------------------           ------------------------------
                                                  L. Donald Speer, II


              /s/ A.L.                        /s/ A.B. LAUB
-------------------------------           ------------------------------
                                                  A.B. Laub
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                               ADDENDUM TO NOTE:

Disbursements under the Note shall be available only through October 10, 1996. Each disbursement shall be payable in equal monthly payments of principal to maturity plus accrued interest, commencing on the 10th day of the first month following the disbursement date, with all principal and accrued interest due and payable on October 10, 1998.



                        INLAND CASINO CORPORATION

                                                             Initial Here:

                        By: /s/ L. DONALD SPEER, II          /s/ L.D.S.
                           --------------------------
                                L. Donald Speer, II


                            /s/ A.B. LAUB                    /s/ A.L.
                           --------------------------
                                A.B. Laub